                                                                     Exhibit 4.5
                               AMENDMENT NO. 1 TO
                       CONVERTIBLE SUBORDINATED DEBENTURES
                                       AND
                           WARRANT PURCHASE AGREEMENT
                         AND OTHER TRANSACTION DOCUMENTS

         THIS AMENDMENT NO. 1 TO THE CONVERTIBLE SUBORDINATED DEBENTURES AND WARRANT PURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS, dated as of November 15, 2001, is by and between the Investors (as such term is defined below) and Cray Inc., a corporation organized and existing under the laws of the State of Washington (the "Company").

         WHEREAS, the Company and Riverview Group, LLC, Omicron Partners, LP, Laterman & Co. and Forevergreen Partners (together, the "Original Investors") are parties to a Convertible Subordinated Debentures and Warrant Purchase Agreement, dated as of November 6, 2001 (the "Purchase Agreement") pursuant to which the Original Investors invested $8,000,000 in the Company in return for an aggregate of $8,000,000 principal amount of Convertible Subordinated Debentures (the "Debentures") and Warrants (the "Warrants") to purchase an aggregate of 316,206 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and

         WHEREAS, Clarion Capital Corporation and Morton A. Cohen TTEE FBO The Morton A. Cohen Revocable Living Trust (together, the "New Investors") wish to invest an aggregate of $1,300,000 in the Company on the same terms as the Original Investors (the "Investment"), and the Original Investors desire that the New Investors so invest in the Company,

         WHEREAS, the Company and the Original Investors executed and delivered the Purchase Agreement and a Registration Rights Agreement (together, the "Transaction Documents")

         NOW THEREFOR, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

         1. Amendment to Transaction Documents. The parties hereto hereby amend each of the Transaction Documents as follows:


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         a)       the total principal amount of the Debentures will be
                  $9,300,000, with an aggregate of $1,300,000 principal amount of the Debentures being issued to the New Investors;

         b) the total Warrants to be issued will cover an aggregate of 367,590 shares of Common Stock, with an aggregate of Warrants for 51,384 shares of Common Stock being issued to the New Investors; and

         c) to add the New Investors as parties thereto to the full extent and as if they were original parties to each of the Transaction Documents, with the Company and the New Investors making the same representations and warranties to each other and agreeing to bound by the same covenants as contained in each of the Transaction Documents.

         d) the Company agrees that to forever surrender its right to redeem the Debentures held by the Original Investors and the New Investors pursuant to an Optional Redemption Notice (as defined therein) in Section 5 of the Debentures or otherwise exercise any rights it may have to force the Original Investors or the New Investors to convert their Debentures other than pursuant to Section 4(b) of the Debentures, provided, however, that this provision will not alter or restrict any rights the Original Investors or the New Investors have under the Purchase Agreement or Debentures to cause the Company to redeem the Debentures pursuant to the terms therein.

         2. Debentures and Warrants. The principal amount of the Debentures and the number of Warrant Shares being received by each of the New Investors are set forth on the signature page hereof.

         3. Consent and Waivers. The Original Investors hereby consent to the investment by the New Investors and waive the provisions of Section 5.9 of the Purchase Agreement with respect to the Investment only, and also agree that the issuance of the Debentures and the Warrants to the New Investors and the issuance of the shares of Common Stock under the Debentures and upon exercise of the Warrants will be exempt from the anti-dilution provisions of Section 4(e) of the Debentures.

         4. Closing. The Company acknowledges the receipt of $1,300,000 from the New Investors and the New Investors hereby acknowledge receipt of the Debentures and Warrants.

         5. Definitions. The term "Investors" is defined to include both the Original Investors and the New Investors. All capitalized terms not


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                  otherwise defined herein are used as defined in the
                  Transaction Documents




               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]


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                       [Signature Page to Amendment No. 1]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by the undersigned, thereunto duly authorized, as of the date first written above.

                                               CRAY INC.

                                                        /S/
                                               By

                                                     James E. Rottsolk, Chairman




                                               NEW INVESTORS

                                               CLARION CAPITAL CORPORATION

                                                        /S/
                                               By

                                                      Morton A. Cohen, President
Address for Notice:
1801 East Ninth Street, Suite 1120
Cleveland, Ohio  44144
Fax: 216-694-3545
$1,000,000 principal amount of Debentures and
39,526 Warrant Shares

                                               MORTON A. COHEN TTEE FBO
                                               THE MORTON A COHEN REVOCABLE
                                               LIVING TRUST

                                                        /S/
                                               By

                                                        Morton A. Cohen, Trustee

Address for Notice:
1801 East Ninth Street, Suite 1120
Cleveland, Ohio  44144
Fax: 216-694-3545
$300,000 principal amount of Debentures and
11,858 Warrant Shares


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
                                   OLD INVESTORS


                                   RIVERVIEW GROUP, LLC

                                        /S/
                                   By

                                        Name:  Terry Feeney
                                        Title:    Chief Administrative Officer

                                   OMICRON PARTNERS, LP
                                   By:  Omicron Capital L.P., as subadvisor
                                   By:  Omicron Capital Inc., general partner

                                        /S/
                                   By:
                                        Olivier Morali, President

                                   LATERMAN &. CO.

                                        /S/
                                   By

                                        Bernard Laterman, Managing Partner

                                   FOREVERGREEN PARTNERS

                                        /S/
                                   By

                                        Bernard Laterman, Managing Partner


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